CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS




We consent to the use of our report dated April 20, 2000, which report is included in the financial statements of VisualMed Clinical Systems Inc. (a development stage company) for the period ended March 31, 2000, as well as to the inclusion of said report in Registration Statements filed by VisualMed Clinical Systems Corp. (a development stage company) with the Securities and Exchange Commission under Form SB-2 on
November 1, 2000 .


                              {signed} Deloitte & Touche LLP
                              -------------------------------------------
                              Chartered Accountants


Montreal, Canada
November 1, 2000

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